Exhibit 99.2

Accelerant Enters into Definitive Agreement to be Acquired by Thoma Bravo

Accelerant Shareholders to Receive $20.25 per Share in Cash, Representing a 49% Premium to

Accelerant’s Closing Share Price on August 12, 2026

August 13, 2026 — Accelerant (NYSE: ARX), the data-driven risk exchange platform transforming the specialty insurance marketplace through the Accelerant Risk Exchange, today announced that it has entered into a definitive agreement with Thoma Bravo to become a privately held company in an all-cash transaction with an enterprise value of more than $4 billion.

Under the terms of the agreement, Accelerant Class A and Class B stockholders will receive $20.25 per share in cash, representing a 49% premium to Accelerant’s closing share price on August 12, 2026.

“Accelerant has been building the preeminent specialty insurance marketplace since our founding in 2018,” said Jeff Radke, Chairman and CEO of Accelerant. “Returning to private ownership with Thoma Bravo’s technology and software expertise, coupled with its vast financial and strategic resources, will enable us to make investments that further position our unique, data fueled platform to be the rails on which specialty insurance runs.”

“We are pleased to have reached this agreement with Thoma Bravo.” said Karen Meriwether, Chair of the Special Committee. “The Special Committee believes this transaction recognizes the valuable platform and ecosystem that the Accelerant team has built, and provides immediate value to shareholders at a substantial premium.”

“We have immense admiration for Jeff, his team and the business they’ve built,” said A.J. Rohde, Senior Partner at Thoma Bravo. “As the MGA market continues to grow, underwriters are looking for a committed technology-forward partner who can unlock rapid program growth and underwriting innovation. We’ve invested in insurance technology and data businesses for years, and we’re excited to work alongside the entire Accelerant team.”

“Accelerant has built something rare in specialty insurance,” said Matt LoSardo, a Principal at Thoma Bravo. “Its risk exchange connects underwriters with risk capital and gives both sides the data to price risk better than either could alone. We look forward to partnering with Jeff and the team to invest behind the technology, data and capital capacity to support Accelerant’s next phase of growth.”

Transaction Details

The Company’s Board of Directors established a Special Committee comprised solely of independent and disinterested directors to review and consider the transaction. The Special Committee unanimously recommended approving the transaction which was then unanimously approved by Accelerant’s Board of Directors. Under the terms of the agreement, Accelerant Class A and Class B shareholders will receive $20.25 per share in cash. Under certain circumstances, if the closing of the transaction is delayed by certain pending insurance regulatory approvals, shareholders will receive a ticking fee accruing at a rate of 6% per annum for a period specified in the agreement.

The transaction, which is currently expected to close in the first half of 2027, is subject to customary closing conditions, including approval by the shareholders of the Company, and satisfaction of required regulatory approvals. Entities affiliated with Altamont Capital Partners holding shares representing approximately 82% of the Company’s outstanding voting rights have agreed to vote their shares in favor of the transaction. The transaction is not subject to any financing condition as Thoma Bravo has provided an equity commitment to fund the purchase.

Upon completion, Accelerant will become a private company, and its common shares will no longer be listed nor traded on the New York Stock Exchange.

Altamont Capital Partners, Accelerant’s largest investor, and the Company’s founders, intend to retain equity ownership alongside Thoma Bravo, the terms of which will be finalized prior to closing.

Advisors

Morgan Stanley & Co. LLC is serving as exclusive financial advisor to the Board of Directors of Accelerant. Paul Hastings LLP is serving as U.S. legal counsel, Sidley Austin LLP is serving as special insurance counsel, and Maples Group is serving as Cayman Islands legal counsel to Accelerant. Houlihan Lokey is serving as financial advisor and Conyers Dill & Pearman is serving as legal counsel to the Special Committee. Goodwin Procter LLP is serving as legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP is serving as special insurance counsel and Walkers is serving as Cayman Islands legal counsel to Thoma Bravo. BMO Capital Markets and Wells Fargo are serving as financial advisors to Thoma Bravo. Ropes & Gray LLP is serving as legal counsel to Altamont Capital Partners.

Second Quarter 2026 Results

Accelerant’s second quarter 2026 results will be issued on August 13, 2026. In light of the announcement of the take private agreement, Accelerant will not host an earnings conference call, which was originally scheduled for 8:00 AM Eastern Time on Thursday, August 13, 2026. Accelerant’s second quarter 2026 results will be available on its investor relations website at investor.accelerant.ai.

About Accelerant

Accelerant operates the Accelerant Risk Exchange, a data-driven platform that connects specialty insurance underwriters with risk capital providers through advanced analytics, real-time data, and transparent underwriting insights. The platform supports diversified, low-volatility premium performance and scalable capital deployment across cycles. For more information, visit investor.accelerant.ai or inquire via email at investors@accelerant.ai.

About Thoma Bravo

Thoma Bravo is the world’s largest software-focused investment firm, with more than $172 billion in assets under management as of March 31, 2026. Partnering with some of the world’s most sophisticated investors, Thoma Bravo’s private equity and private credit platforms reflect a focused investment strategy, supported by disciplined execution, deep sector expertise and leadership continuity. Over the past 20-plus years, Thoma Bravo has acquired or invested in approximately 590 companies, representing more than $320 billion of aggregate value (including control and non-control investments, as well as add-on acquisitions). Learn more at thomabravo.com and on LinkedIn.

About Altamont Capital Partners

Founded in 2010, Altamont Capital Partners (“Altamont”) is a private equity firm focused on transforming and scaling lower-middle-market companies across the Financial Services, Industrials and Business Services sectors through significant business-building and value-creation resources. Altamont makes long-term, control investments and partners closely with management teams to execute proven and repeatable platform-building playbooks in sectors where the firm has deep experience and specialized knowledge. Altamont has invested in over 50 companies and currently manages over $4 billion of capital. Altamont is headquartered in Palo Alto, California, with additional offices in San Francisco and Austin, Texas. For more information, visit www.altamontcapital.com.

Additional Information and Where to Find It

This communication is being made in respect of the Agreement and Plan of Merger (the “Merger Agreement”) among Accelerant Holdings, a Cayman Islands exempted company (the “Company”), Cherry Tree BidCo, a Cayman Islands exempted company (“Parent”), and Cherry Tree Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Parent (“Merger Sub”) and the proposed transaction involving the Company, Parent and Merger Sub (the “Merger”). The Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”) in connection with a special meeting of the Company’s shareholders for purposes of approving the transactions contemplated by the Merger Agreement, and other relevant documents in connection therewith. The Company and certain participants in the Merger intend to file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) relating to the proposed Merger, if required. The Company may also file other relevant documents with the SEC regarding the Merger Agreement and the proposed Merger. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC. The definitive Proxy Statement (when available) will be sent or given to the shareholders of the Company and will contain important information about the Merger Agreement and the proposed Merger and related matters. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BY THE COMPANY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER AGREEMENT AND THE PROPOSED MERGER. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at www.accelerant.ai.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information regarding the Company’s directors and executive officers, including a description of their direct and indirect interests, by security holdings or otherwise, is contained in the “Proposal One Election of Directors,” “Directors,” “Director Compensation,” “Executive Officers,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management” sections of the Company’s proxy statement for its 2026 annual general meeting of shareholders, which was filed with the SEC on March 30, 2026, and will be contained in the Proxy Statement to be filed by the Company. Any changes in the holdings of the Company’s securities by its directors and executive officers from the amounts set forth in the proxy statement for its 2026 annual general meeting of shareholders have been reflected in Forms 3, 4 and 5, filed with the SEC. The Company’s shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the Merger, including the interests of the Company’s directors and executive officers in the Merger, which may be different from those of the Company’s shareholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the Merger. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at www.accelerant.ai.

No Offer

No person has commenced soliciting proxies in connection with the Merger Agreement and the proposed Merger referenced in this press release, and this press release is neither an offer to purchase nor a solicitation of an offer to sell securities.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding the Merger and the other transactions contemplated by the Merger Agreement. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “likely” or “continue,” the negative of these terms and other comparable terminology. These statements are only predictions based on the Company’s expectations and projections about future events as of the date of this press release and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from forward-looking statements include but are not limited to: (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s Class A common shares; (ii) the timing to consummate the Merger, or the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; (iii) the failure to satisfy the conditions to the consummation of the Merger, and the other transactions contemplated thereby; (iv) the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated; (v) the effect of the pendency of the Merger on the Company’s business relationships, operating results and business generally; (vi) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (vii) risks that the Merger disrupts current plans and operations; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (x) the Company’s ability to retain, hire and integrate skilled personnel, and maintain relationships with key business partners and customers, and others with whom we do business, in light of the proposed Merger; (xi) unexpected costs, charges or expenses resulting from the Merger; (xii) risks that the benefits of the Merger are not realized when and as expected; and (xiii) those risks described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 18, 2026. New risks emerge from time to time, and it is not possible for the Company’s management to predict all risks, nor can management assess the impact of all factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement the Company makes. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Accelerant

Media Contact

Laurel Pierce

laurel.pierce@teamhighwire.com

Investor Relations

Ray Iardella

Ray.iardella@accelins.com

For Thoma Bravo

Abby Farr

Vice President, Communications & Marketing

+1 646-957-2067

afarr@thomabravo.com

OR

FGS Global

Akash Lodh

+1 202-758-4263

ThomaBravo-US@fgsglobal.com